As filed with the Securities and Exchange Commission on February 1, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alto Neuroscience, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	83-4210124
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Alto Neuroscience, Inc.

369 South San Antonio Road

Los Altos, CA 94022

Tel: (650) 200-0412

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amit Etkin, M.D., Ph.D.

President and Chief Executive Officer

Alto Neuroscience, Inc.

369 South San Antonio Road

Los Altos, CA 94022

Tel: (650) 200-0412

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Christina T. Roupas Courtney M.W. Tygesson Laurie Bauer Cooley LLP 110 North Wacker Drive Suite 4200 Chicago, IL 60606 Tel: (312) 881-6500	Nicholas Smith Chief Financial Officer Alto Neuroscience, Inc. 369 South San Antonio Road Los Altos, CA 94022 Tel: (650) 200-0412	Nathan Ajiashvili Christopher Lueking Ross McAloon Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Tel: (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-276495)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Alto Neuroscience, Inc. (the “Registrant”) by 1,541,000 shares, 201,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-276495), including all exhibits thereto (the “Earlier Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on February 1, 2024, are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for issuance and sale pursuant to this Registration Statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Earlier Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

107	Filing Fee Table.

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-276495), originally filed with the Commission on January 12, 2024 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on the 1st day of February, 2024.

ALTO NEUROSCIENCE, INC.

By:	/s/ Amit Etkin
Amit Etkin, M.D., Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amit Etkin Amit Etkin, M.D., Ph.D.	President, Chief Executive Officer, and Chair of the Board of Directors (Principal Executive Officer)	February 1, 2024

/s/ Nicholas Smith Nicholas Smith	Chief Financial Officer (Principal Financial and Accounting Officer)	February 1, 2024

* Po Yu (Jeff) Chen, Ph.D.	Director	February 1, 2024

* Christopher Nixon Cox	Director	February 1, 2024

* Andrew Dreyfus	Director	February 1, 2024

* Gwill York	Director	February 1, 2024

*By:	/s/Amit Etkin
Amit Etkin, M.D., Ph.D.
Attorney-in-Fact